Exhibit 10.8

Comvest Credit Managers, LLC

360 S. Rosemary Avenue, Suite 1700

West Palm Beach, FL 33401

As of October 20, 2023

AMG Comvest Senior Lending Fund

360 S. Rosemary Avenue, Suite 1700

West Palm Beach, FL 33401

Re:	Expense Limitation and Reimbursement Agreement

1. Expense Limitation. For the period from the effective date of that certain Investment Management Agreement (the “Management Agreement”), between AMG Comvest Senior Lending Fund (the “Fund”) and Comvest Credit Managers, LLC (the “Management Company”), for a two-year term beginning on the effective date of the Management Agreement and ending on the one year anniversary of the Fund’s continuous private offering of common shares of beneficial interest (the “Shares”) (the “Limitation Period”), subject to the terms hereof, the Management Company and AMG Funds LLC (the “Administrator,” pursuant to that certain Administration Agreement between the Fund and the Administrator) agree that each will pay, absorb or reimburse the Fund’s aggregate O&O Expenses (as defined below) on the Fund’s behalf (which, for the avoidance of doubt, may include any O&O Expenses incurred prior to the effective date of the Management Agreement) (each such payment, absorption or reimbursement, a “Required Expense Payment”). Any such O&O Expenses shall be shared 50/50 between the Management Company and the Administrator. “O&O Expenses” shall include all of the fees, costs, charges, expenses, liabilities and obligations incurred in relation to or in connection with the establishment of the Fund, the marketing and offering of the Shares (including, among other things, legal, accounting, subscription processing and filing fees and expenses and other expenses pertaining to this offering), and the establishment, organization and creation of the operational structure of the Fund and its special purpose vehicle subsidiaries, including travel, lodging, meals, entertainment, legal, accounting, regulatory compliance, fees of professional advisors, printing, postage, regulatory and tax filing fees, and other costs of establishment.

2. Term. This Agreement will remain in effect throughout the Limitation Period (including any extensions thereof), unless terminated by the Fund’s Board of Trustees upon thirty (30) days written notice to the Management Company and the Administrator.

This Agreement may be renewed by the mutual agreement of the Management Company, the Administrator and the Fund for successive terms of one year. Unless so renewed, this Agreement will terminate automatically at the end of the Limitation Period. This Agreement will also terminate automatically upon the termination of the Management Agreement, unless a new investment advisory agreement with the Management Company (or with an affiliate under common control with the Management Company) becomes effective upon such termination.

3. Reimbursement Payments. In consideration of the Management Company’s and Administrator’s agreement as provided herein, the Fund agrees to carry forward the amount of any Required Expense Payment for a period not to exceed three years from the end of the month in which such O&O Expenses were reimbursed or paid by the Management Company and the Administrator, and to reimburse the Management Company and Administrator on a 50/50 basis in the amount of such Required Expense Payments as promptly as possible, on a monthly basis, even if such reimbursement occurs after the termination of the Limitation Period, provided that the Fund’s expense ratio (expressed as a percentage of the Fund’s net assets and including the amount of the reimbursed payment) at the time of the reimbursement payment is less than the Fund’s expense ratio (expressed as a percentage of the Fund’s net assets) at the time the Required Expense Payment was made.

4. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements between the parties hereto relating to the matters contained herein and may not be modified, waived or terminated orally and may only be amended by an agreement in writing signed by the parties hereto.

5. Construction and Forum. This Agreement shall be governed by the laws of the State of New York, without regard to its conflicts of law principles. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Capitalized terms used, but not defined, herein shall have the meanings provided to such terms in the Fund’s registration statement filed on Form 10, as may be amended and restated from time to time.

6. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but the several counterparts shall together constitute but one and the same agreement of the parties hereto.

7. Severability. If any one or more of the covenants, agreements, provisions or texts of this Agreement shall be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

[Signature Page Follows]

COMVEST CREDIT MANAGERS, LLC

By:
Name:
Title:

AMG FUNDS LLC

By:
Name:
Title:

Accepted and Agreed:

AMG COMVEST SENIOR LENDING FUND

By:
Name:
Title:

[Signature Page to Expense Limitation and Reimbursement Agreement]